                                                                 EXHIBIT (23)(d)
                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements of Calloway's Nursery, Inc. on Forms S-8 (File Nos. 33-46170, 33-82192 and 333-63291) of our report dated November 2, 1998, relating to the consolidated balance sheet of Calloway's Nursery, Inc. and subsidiaries as of September 30, 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended, which report appears in the September 30, 1998 Annual Report on Form 10-K of Calloway's Nursery, Inc.


                                       KPMG Peat Marwick LLP

Fort Worth, Texas
December 21, 1998